UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): October 6, 2004
                                                        ---------------


                             ASB FINANCIAL CORP.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


     Ohio                          0-25906                  31-1429488
---------------               ----------------          -------------------
(State or other               (Commission File          (IRS Employer
jurisdiction of                    Number)              Identification No.)
incorporation)

               503 Chillicothe Street, Portsmouth, Ohio 45662
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             (Address of principal executive offices) (Zip Code)

                               (740) 354-3177
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            (Registrant's telephone number, including area code)

                               Not Applicable
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 1 - Registrant's Business and Operations.

Item 1.01   Entry into a Material Definitive Agreement.
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      On October 6, 2004, the Board of Directors of ASB Financial Corp.
("ASB") adopted the ASB Financial Corp. Supplemental Employee Retirement Plan (the "SERP"), and related forms of Participation Agreements to be entered into with each of Robert M. Smith, President and a director of ASB, Michael L. Gampp, Chief Financial Officer of ASB, and Jack A. Stephenson, Vice President of ASB (the "Participation Agreements"). The SERP and the Participation Agreements provide for each eligible employee to receive a benefit of a specified percentage of his "final compensation" upon retirement at or after age 62. The employee's "final compensation" is calculated by taking the employee's total compensation, as determined pursuant to the terms of the SERP, during the last 36 months of his employment and dividing by three. Upon his retirement at or after age 62, for a period of 180 months the employee will receive a monthly payment of one-twelfth of the greater of (i) the specified percentage of his "final compensation" less certain deductions as set forth in the SERP and the Participation Agreements, or (ii) a certain minimum amount based on the length of the employee's service to ASB and the estimated time remaining from the adoption date of the SERP until his retirement. If the employee retires prior to age 62, pursuant to the terms of the SERP and the Participation Agreement he will receive a reduced monthly benefit, calculated to reflect the early payment and, if applicable, reduced to reflect unvested benefits. If the employee dies prior to receiving his 180 monthly payments, his designated beneficiary will receive all future payments to be made under the terms of the SERP until an aggregate of 180 monthly payments have been made to the employee, his beneficiary or both, at which time the payments to the beneficiary will cease.

Item 1.02   Termination of a Material Definitive Agreement.
---------   -----------------------------------------------

      On October 6, 2004, in connection with the adoption of the SERP by ASB, American Savings Bank, fsb ("American"), ASB's wholly-owned subsidiary, and Mr. Smith, who also serves as the President and a director of American, terminated Mr. Smith's participation in a non-qualified retirement plan (the "Salary Plan") maintained by American. Under the Salary Plan, Mr. Smith, or his beneficiary, would have received continued monthly compensation for 180 months following his retirement from American at age 65, provided he had completed 15 consecutive years of service to American. The Salary Plan provided for a reduced benefit for Mr. Smith if he retired after age 55 but before age 65. The benefit that would have been payable to Mr. Smith under the Salary Plan, assuming his retirement at age 65, was $5,000 per month for 180 months.


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                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       ASB FINANCIAL CORP.


October 12, 2004                       By:  /s/ Robert M. Smith
                                           --------------------------------
                                           Robert M. Smith
                                           President


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